EXHIBIT 16.2

                               MINTZ & PARTNERS
                            Chartered Accountants

                                    NEXIA
                                International

February 17, 1999

By Fax:  215-851-8383

PRIVATE AND CONFIDENTIAL
------------------------

The Securities and Exchange Commission
c/o Connolly Epstein Chicco Foxmax Oxholm & Ewing
1515 Market Street, 9th Floor
Philadelphia, PA
10102-1009

Attention: Mr. Joseph Chicco
----------------------------

Dear Sir/Madam:

We are joint auditors with Withum, Smith & Brown for the above-named company for the financial statement periods ending July 31, 1996 and 1997. We concur with the statements made by the Company in its Form 10 relative to its change of auditors.

Very truly yours,

MINTZ & PARTNERS


/s/ Allan Cheskes
-----------------
Allan Cheskes, CA
Partner
AC/am


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